Exhibit 99.1

MORGANS HOTEL GROUP ANNOUNCES MAJOR RENOVATION OF ROYALTON HOTEL

Royalton to be Temporarily Closed During Renovation Period

New York, NY — June 1, 2007 — Morgans Hotel Group Co. (NASDAQ: MHGC) (“MHG”) today announced that it will temporarily close its legendary Royalton hotel on June 10th, 2007, for the first time since opening in 1988, to undergo a complete refurbishment and redesign.

The newly renovated Royalton will feature thoughtfully re-imagined public spaces including the entrance, lobby, restaurant, bar, lounge areas, and hallways on the guestroom floors.  The hotel will also boast three newly designed penthouses and upgraded guest rooms.  It is anticipated that the grand re-opening of Royalton’s new design will occur in October 2007.

“Our distinctive brands are MHG’s greatest asset, and the best way for us to remain at the forefront of the boutique hotel sector is by ensuring that our properties consistently exceed our guests’ expectations,” said Ed Scheetz, President and Chief Executive Officer of MHG.  “We look forward to revamping Royalton to enhance the property’s elegance and style, appealing to today’s modern guest.”

Hotel guests scheduled to stay at Royalton during this period will have an option of staying at either Morgans (located in mid-town east) or Hudson (located blocks from Central Park).

The closing of the hotel is not expected to have a material impact on our financial condition or our previously issued guidance for 2007.

ABOUT MORGANS HOTEL GROUP
Morgans Hotel Group Co. (NASDAQ: MHGC), which is widely credited with establishing and developing the rapidly expanding boutique hotel sector, owns and operates Morgans, Royalton and Hudson in New York, Delano and The Shore Club in Miami, Mondrian in Los Angeles, Scottsdale and South Beach, Clift in San Francisco, and Sanderson and St Martins Lane in London.  In February 2007, MHG and an equity partner acquired the Hard Rock Hotel & Casino in Las Vegas and related assets.  MHG has other property transactions in various stages of completion including projects in Miami Beach, Florida, and Las Vegas, Nevada, and continues to vigorously pursue its strategy of developing unique properties at various price points in international gateway cities in the United States, Europe, South America, Asia and around the world.  For more information please visit www.morganshotelgroup.com.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS

Statements contained in this press release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, downturns in economic and market conditions, particularly levels of spending in the business, travel and leisure industries; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; risks related to natural disasters, such as earthquakes and hurricanes; the integration of the Hard Rock Hotel & Casino and other acquired properties with our existing business; the seasonal nature of the hospitality business; changes in the tastes of our customers; increases in real property tax rates; increases in interest rates and operating costs; general volatility of the capital markets and our ability to access the capital markets; and changes in the competitive environment in our industry and the markets where we invest, and other risk factors discussed in MHG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, and other documents filed by MHG with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of the date hereof, based upon information known to management as of the date hereof, and MHG assumes no obligations to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Contacts:

Jennifer Foley
Morgans Hotel Group
212.277.4166

Eric Brielmann / Andi Salas
Joele Frank, Wilkinson Brimmer Katcher
212.355.4449